EXHIBIT 10(R-4)

                                    AMENDMENT
                                     TO THE
                  INCENTIVE PLAN FOR SENIOR EXECUTIVE OFFICERS
                              OF EMCOR GROUP, INC.


     This Amendment to the Incentive Plan for Senior Executive Officers of EMCOR Group, Inc. (the "Plan") is made as of December 22, 2008.

     WHEREAS, pursuant to Section 7.2 of the Plan, the Plan may be amended by the Chief Executive Officer of EMCOR Group, Inc. (the "Company") to the extent necessary to comply with requirements of Section 409A of the Internal Revenue Code and any regulations or other formal guidance issued thereunder.

     NOW, THEREFORE, the Plan is hereby amended as set forth in Exhibit A attached hereto.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.


                                     EMCOR GROUP, INC.


                                     By        /S/ FRANK T. MACINNIS
                                        ----------------------------------------
                                        Frank T. MacInnis, Chairman of the Board
                                        and Chief Executive Officer


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                                    EXHIBIT A

     1. The definition of "Financial Hardship" in Section 2 is amended so that it reads in its entirety as follows:

         "'Financial Hardship' means an "unforeseeable emergency" as defined under Section 409A of the Code, that is, a severe financial hardship resulting from an event or expenditure described in or contemplated by
         Section 1.409A-3(i)(3) of the Treasury Regulations, as determined by the Committee."

     2. The definition of "Specified Employee" in Section 2 is amended so that it reads in its entirety as follows:

         "'Specified Employee' means an individual who is determined by the Company to be a specified employee as defined in subsection
         (a)(2)(B)(i) of Section 409A. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A of the Code, any of the special elective rules prescribed in Section 1.409A-1(i) of the Treasury Regulations for purposes of determining "specified employee" status. Any such written election shall be deemed part of the Plan."

     3. Section 2 is further amended to add the follow paragraph following the definition of "Subsidiary":

         "For purposes of the Plan, all references to termination of employment, retirement, separation from service and similar or correlative terms shall mean a "separation from service" (as defined at Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single "service recipient" with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations."

     4.  Section 5.2 is amended to read in its entirety as follows:

         "5.2 Mandatory Deferral. If a Participant's Bonus is $10,000 or more, twenty percent of such Bonus shall be deferred into a Phantom Stock Unit Account in accordance with the provisions of Section 6.1(b), unless the Committee in its sole discretion, not later than the date on which the Participant first has a "legally binding right" (as that term is used in the Treasury Regulations under Section 409A of the Code), conditional or otherwise, to such Bonus, or at such later time as would be permitted under applicable transition rules under Section 409A, determines a lower percentage (but not lower than ten percent) of such Bonus to be deferred into a Phantom Stock Unit Account; provided such determination shall be applied uniformly to all Participants. Subject to the provisions of Section 8.4, if a Bonus is less than $10,000 (and together with all amounts, if any, required to be aggregated with it under Section 1.409A-1(c) of the Treasury Regulations, is equal to or less than the amount eligible to be cashed out under Section 1.409A-3(j)(4)(v) of the Treasury Regulations), the entire amount thereof shall be paid in a single lump sum cash payment immediately upon the determination thereof."


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     5.  Section 5.3 is amended so that the words "promptly following are replaced with the words "immediately upon".

     6.  A new Section 5.6 is added to read as follows:

         "5.6 Separate Payments. For purposes of Section 409A of the Code, each payment of any portion of a Bonus shall be treated as a separate payment. Without limiting the generality of the foregoing, the portion of any Bonus payable on a non-deferred basis in cash shall be treated as a payment separate from any payment under a Phantom Stock Unit."

     7.  Section 6.2(a) is amended to read in its entirety as follows:

         "(a) Distribution Date of Deferred Payment. Subject to the provisions of Sections 6.2(b), 6.2(c), 6.2(d) and 8.4, with respect to each Phantom Stock Unit Account of a Participant, the Participant shall be paid in cash in a lump sum the value of the Phantom Stock Units in his or her Phantom Stock Unit Account on a date (the "Distribution Date") that is the earlier of (i) the second anniversary of the Allocation Date, (ii) if the Participant at the relevant time is a Specified Employee, the date that is six months after his or her separation from service for any reason or upon his death if earlier; (iii) if the Participant at the relevant time is not a Specified Employee, the date of the Participant's separation from service for any reason; or (iv) immediately prior to a Change of Control that is a "change in control event" as defined as defined in Section 1.409A-3(i)(5) of the Treasury Regulations. The responsibility for determining whether a Change of Control is a "change in control event" as defined above shall rest with the Committee; PROVIDED, that in the absence of an express and reasonable determination to the contrary with respect to a Change of Control, the Committee shall be deemed to have determined that the Change of Control is a "change in control event" as so defined. The value of any Phantom Stock Unit Account shall be determined by multiplying the Fair Market Value of Company Stock on the Distribution Date by the number of Phantom Stock Units in the Phantom Stock Unit Account; provided, however, when value of a Participant's Phantom Stock Units is determined with reference to a Distribution Date which is the second anniversary of an Allocation Date referred to in clause (i) of the first sentence of this Section 6.2(a), such value shall be determined (A) with respect to Phantom Stock Unit awards made in respect of calendar year 2006, by multiplying the number of Phantom Stock Units in the Participant's Phantom Stock Unit Account by the higher of (x) the Fair Market Value of a share of Company Stock on March 5, 2009 and (y) the average of the closing price of a share of Company Stock on the New York Stock Exchange for each of the 10 trading days immediately following the day on which the Company files with the Securities and Exchange Commission its Form 10-K for 2008, and (B) with respect to Phantom Stock Unit awards made in respect of calendar years subsequent to 2006 by multiplying the number of Phantom Stock Units in the Participant's Phantom Stock Unit Account by the average of the closing price of a share of Company Stock for each of the 10 trading days immediately following the day on which the Company files with the Securities and Exchange Commission its Form 10-K for the calendar year immediately preceding the second anniversary of the applicable Allocation Date."

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     8.  Section 6.2(b) is amended by inserting "and Section 1.409A-3(i)(3) of the Treasury Regulations" immediately after "Section 409A(a)(2)(B)(ii) of the Code."

     9. Section 6.2(c) is amended by deleting the last sentence thereof and by replacing the words "Notwithstanding anything contained herein to the contrary" at the beginning of such Section with the following: "In the circumstances specified in Section 1.409A-3(j) of the Treasury Regulation as exceptions to the rule against acceleration, and only to the extent provided therein,"

     10. Section 8.13 is renumbered as Section 8.14 and a new Section 8.13 is amended to read as follows:

         "8.13 Compliance with Section 409A. In any case in which a Participant is party to, or participates in, another plan or agreement that would subject to the rules of Section 409A of the Code any amounts payable hereunder that would otherwise be exempt from Section 409A of the Code, such amounts shall, to the extent necessary to comply with Section 409A of the Code, be paid in accordance with the Section 409A-compliant provisions of such other plan or agreement."